UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 930-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:                                         Entry into a Material Definitive Agreement.

On January 24, 2011, Appliance Recycling Centers of America, Inc. and its subsidiaries (“we”) entered into a Revolving Credit, Term Loan and Security Agreement, (“Credit Agreement”) with PNC Bank, National Association (the “Lender”) that provides us with a $15,000,000 revolving line of credit and a $2,550,000 term loan.  The Credit Agreement has a stated maturity date of January 24, 2014, if not renewed.  The Credit Agreement is collateralized by a security interest in substantially all of our assets and the Lender is also secured by an inventory repurchase agreement with Whirlpool Corporation for Whirlpool purchases only.  We also issued a $750,000 letter of credit on behalf of Whirlpool Corporation.  The Credit Agreement requires, starting with the fiscal quarter ending April 2, 2011 and continuing at the end of each fiscal quarter thereafter, that we meet a minimum fixed charge coverage ratio of 1.10:1.00, measured on a trailing twelve month basis.  The Credit Agreement limits investments we can purchase, the amount of other debt we can incur and the amount we can spend on fixed assets along with prohibiting the payment of dividends.

The amount of revolving borrowings available under the Credit Agreement is based on a formula using receivables and inventories.  We may not have access to the full $15,000,000 revolving line of credit due to the formula using our receivables and inventories, the amount of the letter of credit issued on behalf of Whirlpool Corporation and the amount of outstanding loans between the Lender and our AAP joint venture.  The interest rate on the revolving line of credit is PNC Base Rate plus 1.75%, or 1-, 2- or 3- month PNC LIBOR Rate plus 2.75%.  The PNC Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the interest rate per annum announced from time to time by the Lender at its prime rate, (ii) the Federal Funds Open Rate plus ½ of 1%, and (iii) the one month LIBOR rate plus 100 basis points (1%).

The $2,550,000 term loan is payable as follows, subject to acceleration upon the occurrence of an event of default or termination of the Credit Agreement: one hundred nineteen (119) consecutive monthly payments of $21,250 commencing on February 1, 2011 and continuing on the first day of each month thereafter followed by a one hundred twentieth (120th) payment of all unpaid principal, interest and fees. The term loan is collateralized with our California facility located in Compton, California. The term loan bears interest at PNC Base Rate plus 2.25%, or 1-, 2- or 3-month PNC LIBOR Rate plus 3.25%.

Item 8.01               Other Events.

In connection this Credit Agreement, we repaid our existing General Credit and Security Agreement dated August 30, 1996, as amended, with Spectrum Commercial Services and also repaid our existing mortgage with General Electric of $1,544,000 that resulted in $1,006,000 of additional borrowings under the revolving line of credit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: January 28, 2011	/s/ Peter P. Hausback
Peter P. Hausback
Executive Vice President & Chief Financial Officer